EXHIBIT 99.1

CONTACT: Patty Morris, Chief Financial Officer SourceForge, Inc. (650) 694-2164 ir@corp.sourceforge.com

Sourceforge Reports Second Quarter Fiscal 2009 Financial Results

Total Revenue Growth—Up 9% Year-Over-Year
Media Revenue increase 4% — E-Commerce Revenue increase 10%

MOUNTAIN VIEW, CA —February 26, 2009 — SourceForge, Inc. (Nasdaq: LNUX), the leader in IT community-driven media and e-commerce, today announced financial results for its second quarter of fiscal 2009, which ended January 31, 2009.

Total revenue for the second quarter of fiscal 2009 grew 9% to $23.9 million, as compared to $21.9 million for the second quarter of fiscal 2008.

On a GAAP basis, net income for the second quarter of fiscal 2009 was $0.5 million, or $0.01 per share, compared to a GAAP net income of $2.2 million, or $0.03 per share, for the same period a year ago.

Non-GAAP income for the second fiscal quarter of fiscal 2009 was $1.5 million, or $0.02 per share, compared to non-GAAP income of $2.7 million, or $0.04 per share, for the same period a year ago.  Non-GAAP income excludes stock-based compensation and restructuring charges.  A reconciliation of our GAAP net income as reported to non-GAAP income is included in this release.

“While we achieved year-over-year revenue growth in these challenging times, we have a lot of work to do on our path to becoming a 21st century Internet media company,” said Scott Kauffman, President & CEO, SourceForge, Inc.  “I believe that our fate is in our hands and that our near term growth is more dependent on internal execution than external conditions.”

Second Quarter Highlights:

•	Media revenue was $4.4 million for the second quarter of fiscal 2009, a 4% increase over second quarter of fiscal 2008 revenue of $4.2 million.

•	E-commerce revenue was $19.4 million for the second quarter of fiscal 2009, a 10% increase over second quarter fiscal 2008 revenue of $17.7 million.

•	Total cash and investments balance at the end of the second fiscal quarter of 2009 was $49.5 million.

Other Media highlights for the second quarter of fiscal 2009 as compared to the second quarter of fiscal 2008:

•	Ad Network revenue increased 84%;

•	Premium product revenue grew 100% to $1.0 million;

•	Media uniques grew 9% to 36 million;

•	RPM increased to $9.59 from $9.36;

•	Page views increased 2%;

•	Revenue per user decreased to $0.48 from $0.50; and

•	Page views per unique remained relatively constant at 4 pages.

Other E-commerce highlights:

•	Average order size decreased to $63 in the second quarter of fiscal 2009 from $71 in the second quarter of fiscal 2008; and

•	ThinkGeek shipped 311,000 orders in the second quarter of fiscal 2009, a 25% increase from the second quarter of fiscal 2008.

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on February 26, 2009 and may be accessed by calling 877-407-0782 or 201-689-8567 or by visiting www.sourceforge.com. Replays of both the telephonic audio and audio webcast will be available for 90 days.  To access the conference call replay, dial 877-660-6853 or 201-612-7415, referencing replay account 286 and call ID 313711.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SourceForge also reports non-GAAP financial results. Non-GAAP income from continuing operations and non-GAAP earnings per share from continuing operations reflect income from continuing operations and exclude stock-based compensation expense and restructuring costs. These non-GAAP financial results are provided to enhance the reader’s overall understanding of SourceForge’s current financial performance and prospects for the future. Specifically, SourceForge believes that non-GAAP results provide useful information to both management and investors by excluding certain expenses that SourceForge believes are not indicative of its core operating results and stock-based compensation. SourceForge considers its core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period.  In addition, because SourceForge has historically reported non-GAAP results to the investment community, SourceForge believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method SourceForge uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

These non-GAAP financial results are derived from GAAP income from continuing operations by excluding restructuring charges and stock-based compensation expenses. Restructuring costs are excluded from SourceForge’s GAAP financial measures because they represent non-cash charges which are not representative of SourceForge’s core operations. With respect to stock-based compensation, SourceForge recognizes expenses associated with stock-based compensation that requires management to make assumptions about SourceForge’s common stock such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which SourceForge recognizes the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of SourceForge expense (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to SourceForge’s underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well SourceForge currently operates its business.

These non-GAAP financial measures are used by management and investors in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of SourceForge’s operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of SourceForge’s underlying operational results and trends in our performance. Further, SourceForge believes that the financial analysts who regularly follow and report on SourceForge and the business sector in which SourceForge competes exclude items such as these when analyzing performance relative to guidance, as well as their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

About SourceForge, Inc.

SourceForge’s media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community’s nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge’s network of web sites serves 35 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com and freshmeat.net. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, January 2009.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge’s online media and e-commerce businesses. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including:  decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; SourceForge’s effectiveness at modernizing its Internet properties; SourceForge’s ability to attract and retain qualified personnel; SourceForge’s success in designing and offering innovative online advertising programs; SourceForge’s effectiveness at planning and managing its e-commerce inventory; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors section of its Annual Report on Form 10-K for the fiscal year ended July 31, 2008, and its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2009	2008	2009	2008

Online Media revenue	$4,406	$4,219	$9,823	$8,628
E-commerce revenue	19,445	17,679	26,113	23,572
Net revenue	23,851	21,898	35,936	32,200

Online Media cost of revenue	2,005	1,879	4,195	3,303
E-commerce cost of revenue	15,130	12,971	20,342	17,300
Cost of revenue	17,135	14,850	24,537	20,603

Gross margin	6,716	7,048	11,399	11,597

Operating expenses:
Sales and marketing	2,939	2,083	5,091	3,874
Research and development	1,586	1,017	3,066	1,870
General and administrative	2,097	2,215	4,411	4,471
Restructuring costs	-	-	-	1,414
Total operating expenses	6,622	5,315	12,568	11,629
Operating income (loss)	94	1,733	(1,169)	(32)
Interest and other income, net	579	635	1,361	1,332
Income before income taxes	673	2,368	192	1,300
Provision for income taxes	142	203	106	205
Net income	$531	$2,165	$86	$1,095

Net income per share:
Basic	$0.01	$0.03	$0.00	$0.02
Diluted	$0.01	$0.03	$0.00	$0.02

Shares used in computing income per share:
Basic	64,245	67,445	65,988	67,423
Diluted	64,265	67,647	66,111	67,783

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2009	2008	2009	2008

Reconciliation of net income as reported to non-GAAP income:

Net income - as reported	$531	$2,165	$86	$1,095
Non cash charges:
Stock-based compensation expense included in COGS	93	50	154	99
Stock-based compensation expense included in Op Ex.	846	453	1,299	933
Restructuring costs	-	-	-	1,414
Non-GAAP income	$1,470	$2,668	$1,539	$3,541

Non-GAAP income per share:
Basic	$0.02	$0.04	$0.02	$0.05
Diluted	$0.02	$0.04	$0.02	$0.05

Shares used in computing non-GAAP per share amounts:
Basic	64,245	67,445	65,988	67,423
Diluted	64,265	67,647	66,111	67,783

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31, 2009	July 31, 2008

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$39,136	$42,453
Accounts receivable, net	3,824	4,413
Inventories	3,103	2,985
Prepaid expenses and other current assets	1,635	1,353
Total current assets	47,698	51,204
Property and equipment, net	4,565	4,800
Long-term investments, including long-term restricted cash	10,341	11,249
Other assets	8,478	7,280
Total assets	$71,082	$74,533

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,071	$2,783
Accrued restructuring liabilities	2,876	2,788
Deferred revenue	553	585
Accrued liabilities and other	2,551	2,115
Total current liabilities	8,051	8,271
Accrued restructuring liabilities, net of current portion	1,006	2,444
Other long-term liabilities	169	166
Total liabilities	9,226	10,881

Stockholders' equity:
Common stock	65	69
Treasury stock	(331)	(193)
Additional paid-in capital	799,317	801,066
Accumulated other comprehensive income (loss)	12	(597)
Accumulated deficit	(737,207)	(736,693)
Total stockholders' equity	61,856	63,652
Total liabilities and stockholders' equity	$71,082	$74,533

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended January 31,
	2009	2008

Cash flows from operating activities:
Net income	$86	$1,095
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	1,160	504
Stock-based compensation expense	1,453	1,032
Provision for bad debts	(52)	58
Provision for excess and obsolete inventory	(23)	(24)
(Gain) loss on sale of assets	(548)	7
Change in fair value of financial assets	(601)	-
Non-cash restructuring expense	-	1,414
Changes in assets and liabilities:
Accounts receivable	641	1,278
Inventories	(95)	(1,089)
Prepaid expenses and other assets	(360)	196
Accounts payable	(712)	192
Accrued restructuring liabilities	(1,350)	(376)
Deferred revenue	(32)	13
Accrued liabilities and other	436	(445)
Other long-term liabilities	3	(701)
Net cash provided by operating activities	6	3,154
Cash flows from investing activities:
Purchase of property and equipment	(924)	(2,150)
Purchase of marketable securities	(8)	(25,838)
Sale of investment/marketable securities	935	38,137
Net cash provided by investing activities	3	10,149
Cash flows from financing activities:
Proceeds from issuance of common stock	4	51
Repurchase of common stock	(3,348)	(85)
Net cash used in financing activities	(3,344)	(34)
Cash flows from discontinued operations:
Net cash provided by operating activities	-	59
Net cash provided by discontinued operations	-	59
Net increase (decrease) in cash and cash equivalents	(3,335)	13,328
Cash and cash equivalents, beginning of period	41,904	8,357
Cash and cash equivalents, end of period	$38,569	$21,685